Exhibit 99.2

HC2 HOLDINGS, INC.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On July 1, 2021, HC2 Holdings, Inc., a Delaware corporation ("HC2" or the "Company"), closed on the previously announced disposition of its Insurance segment, comprised of Continental Insurance Group LTD. and its wholly-owned subsidiary, Continental General Insurance Company and Continental LTC Inc. (collectively, "CGI" or "Continental") to Continental General Holdings LLC (the "Buyer"). The Buyer is controlled by Michael Gorzynski, a director of the Company and beneficial owner of approximately 6.6% of the Company's outstanding common stock, the managing member of MG Capital Management, LTD., and has served as executive chairman of CGI since October 2020. The total consideration received is approximately $90 million, consisting of a combination of $65.0 million in cash plus the return of intercompany securities and certain assets held by CGI at cost plus accrued interest valued at approximately $25.7 million, which are eliminated in consolidation, less certain closing adjustments and transaction costs of $1.5 million.

The disposition of CGI (the "Insurance Disposition") constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma consolidated financial statements in accordance with Article 8 and Article 11 of Regulation S-X. The Insurance Disposition qualified as discontinued operations in the historical Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2021, filed on May 7, 2021, as it represented a strategic shift that had a major effect on the Company's operations and financial results.

The following unaudited pro forma consolidated balance sheet as of March 31, 2021 gives effect to the Insurance Disposition as if the transaction had occurred on March 31, 2021. The historical unaudited pro forma consolidated statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 of the Company gives effect to the Insurance Disposition as if the transaction had occurred on January 1, 2020.

The unaudited pro forma consolidated financial statements and the notes to the unaudited pro forma consolidated financial statements are based on, and should be read in conjunction with:

•Our historical unaudited consolidated financial statements, related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2021, filed on May 7, 2021.

•Our historical audited consolidated financial statements, related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K as of and for the year ended December 31, 2020, filed on March 10, 2021.

The historical audited consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the transaction and, with respect to the unaudited pro forma consolidated statements of operations, are expected to have a continuing impact on the results of operations of the Company.

The unaudited pro forma consolidated financial statements have been prepared by HC2’s management in a manner consistent with the accounting policies of the Company and are not necessarily indicative of the financial position or results of operations that would have been realized had the disposition been completed as of the dates indicated, nor are they meant to be indicative of the Company's anticipated financial position or future results of operations that the Company will experience following the disposition.

HC2 HOLDINGS, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET As of March 31, 2021 (in millions)
	As Filed	Pro Forma Adjustments		Total Pro Forma
Assets
Current assets
Cash and cash equivalents	$54.2	$63.5	(a)	$117.7
Accounts receivable, net	186.4	—		186.4
Cost and recognized earnings in excess of billings on uncompleted contracts	65.7	—		65.7
Assets held for sale	5,592.8	(5,586.8)	(b)	6.0
Other current assets	21.3	—		21.3
Total current assets	5,920.4	(5,523.3)		397.1
Investments	52.7	—		52.7
Deferred tax assets	2.7	—		2.7
Property, plant and equipment, net	110.7	—		110.7
Goodwill	110.9	—		110.9
Intangibles, net	167.1	—		167.1
Other assets	41.5	—		41.5
Total assets	$6,406.0	$(5,523.3)		$882.7
Liabilities, temporary equity and stockholders’ equity
Current liabilities
Accounts payable	$70.2	$—		$70.2
Accrued liabilities	78.6	—		78.6
Current portion of debt obligations	82.8	—		82.8
Billings in excess of costs and recognized earnings on uncompleted contracts	58.5	—		58.5
Liabilities held for sale	5,166.0	(5,166.0)	(b)	—
Other current liabilities	14.2	0.4	(c)	14.6
Total current liabilities	5,470.3	(5,165.6)		304.7
Debt obligation	463.3	—		463.3
Deferred tax liabilities	6.9	—		6.9
Other liabilities	34.0	—		34.0
Total liabilities	5,974.5	(5,165.6)		808.9
Commitments and contingencies
Temporary equity
Preferred stock	10.4	16.2	(d)	26.6
Redeemable noncontrolling interest	7.6	40.9	(e)	48.5
Total temporary equity	18.0	57.1		75.1
Stockholders’ equity
Preferred Stock	—	—		—
Common stock, $0.001 par value	0.1	—		0.1
Shares authorized: 160,000,000 at March 31, 2021				—
Shares issued: 78,949,329 at March 31, 2021				—
Shares outstanding: 77,564,273 at March 31, 2021				—
Additional paid-in capital	355.7	(0.7)	(b)	355.0
Treasury stock, at cost	(5.2)	—		(5.2)
Accumulated deficit	(176.1)	(197.9)	(f)	(374.0)
Accumulated other comprehensive income	215.1	(220.5)	(b)	(5.4)
Total HC2 Holdings, Inc. stockholders’ equity	389.6	(419.1)		(29.5)
Noncontrolling interest	23.9	4.3	(b)	28.2
Total stockholders’ equity	413.5	(414.8)		(1.3)
Total liabilities, temporary equity and stockholders’ equity	$6,406.0	$(5,523.3)		$882.7

See notes to unaudited pro forma consolidated financial statements

HC2 HOLDINGS, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS For the Three Months Ended March 31, 2021 (in millions, except per share amounts)
	As Filed	Pro Forma Adjustments	(g)	Pro Forma
Revenue	$171.8	$—		$171.8
Cost of revenue	141.3	—		141.3
Gross profit	30.5	—		30.5
Operating expenses
Selling, general and administrative	37.1	—		37.1
Depreciation and amortization	3.9	—		3.9
Other operating expense, net	0.4	—		0.4
Loss from operations	(10.9)	—		(10.9)
Other (expense) income:
Interest expense	(21.4)	—		(21.4)
Loss on early extinguishment or restructuring of debt	(10.8)	—		(10.8)
Income from equity investees	(2.1)	—		(2.1)
Other expense, net	3.4	—		3.4
Loss before income taxes	(41.8)	—		(41.8)
Income tax expense	(1.1)	—		(1.1)
Loss from continuing operations	$(42.9)	—		$(42.9)

Loss per share - continuing operations
Basic	$(0.51)	$(0.02)	(n)	$(0.53)
Diluted	$(0.51)	$(0.02)	(n)	$(0.53)

Weighted average common shares outstanding
Basic	76.9			76.9
Diluted	76.9			76.9

See notes to unaudited pro forma consolidated financial statements

HC2 HOLDINGS, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2020 (in millions, except per share amounts)
	As Filed	Pro Forma Adjustments		Pro Forma
Revenue	$716.9	$—		$716.9
Life, accident and health earned premiums, net	115.1	(115.1)	(h)	—
Net investment income	188.9	(188.9)	(h)	—
Net realized and unrealized losses on investments	(15.1)	15.1	(h)	—
Net revenue	1,005.8	(288.9)		716.9
Operating expenses
Cost of revenue	588.5	—		588.5
Policy benefits, changes in reserves, and commissions	250.0	(250.0)	(i)	—
Selling, general and administrative	181.1	(35.7)	(j)	145.4
Depreciation and amortization	(3.2)	20.9	(k)	17.7
Asset impairment expense	13.5	—		13.5
Other operating expense, net	(20.0)	—		(20.0)
Total operating expenses	1,009.9	(264.8)		745.1
Loss from operations	(4.1)	(24.1)		(28.2)
Interest expense	(79.4)	—		(79.4)
Loss on early extinguishment or restructuring of debt	(9.4)	—		(9.4)
Loss from equity investees	(3.4)	—		(3.4)
Other income	68.5	(2.9)	(l)	65.6
Loss before income taxes	(27.8)	(27.0)		(54.8)
Income tax expense	(10.5)	(5.3)	(m)	(15.8)
Loss from continuing operations	$(38.3)	$(32.3)		$(70.6)

Loss per share - continuing operations
Basic	$(0.94)	$(0.64)	(n)	$(1.58)
Diluted	$(0.94)	$(0.64)	(n)	$(1.58)

Weighted average common shares outstanding
Basic	50.3			50.3
Diluted	50.7			50.7

See notes to unaudited pro forma consolidated financial statements

HC2 HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of Presentation

The unaudited pro forma consolidated balance sheet as of March 31, 2021 gives effect to the Insurance Disposition as if it had occurred on March 31, 2021. The unaudited pro forma statements of operations give effect to the Insurance Disposition as if it had occurred on January 1, 2020.

The unaudited pro forma consolidated balance sheet is derived from the unaudited historical financial statements of HC2 for the three months ended March 31, 2021, as included in the Company's Form 10-Q filed with the Securities and Exchange Commission ("SEC") on May 7, 2021. The unaudited pro forma consolidated statement of operations are derived from the unaudited historical financial statements of March 31, 2021, as included in the Company's Form 10-Q filed with the SEC on May 7, 2021, and the unaudited pro forma consolidated statement of operations are derived from the audited consolidated statement of operations of December 31, 2020, as included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 10, 2021, as adjusted to give effect to the transaction.

The unaudited pro forma consolidated financial statements are not necessarily indicative of what the financial position and results from operations actually would have been had the disposition been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the consolidated companies would have been, nor necessarily indicative of the financial position of the consolidated Company in the future.

2.    Unaudited Pro Forma Balance Sheet Adjustments

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma consolidated balance sheet as of March 31, 2021 are as follows:

(a)	This adjustment represents $65.0 million of cash proceeds received by HC2 at the close of the transaction. The cash received was reduced by $1.5 million, consisting of certain closing adjustments and estimated transaction costs.
	Cash received	$65.0 million
	Intercompany securities and other intercompany assets at cost plus accrued interest	$25.7 million
	Gross proceeds	$90.7 million
	Less: Certain closing adjustments and estimated transaction costs	($1.5 million)
	Net proceeds	$89.2 million
	Less: Elimination of intercompany securities and other intercompany assets at cost plus accrued interest	($25.7 million)
	Consideration received, net of intercompany eliminations	$63.5 million
(b)	These adjustments represent the elimination of assets, liabilities, additional paid-in-capital, accumulated other comprehensive income, and non-controlling interest related to the Insurance segment, which were classified as held for sale as of March 31, 2021. An additional $6.0 million of assets held for sale remaining on the balance sheet relate to activity from other HC2 subsidiaries, primarily HC2 Broadcasting Holdings station assets and certain discontinued operations in the United Kingdom related to HC2's Other segment.
(c)	This adjustment represents accrued interest payable between DTV America and Continental General Insurance Company, which was previously eliminated in consolidation.
(d)	This adjustment represents the HC2 Holdings, Inc. A & A-2 Preferred Stock of $16.2 million owned by Continental General Insurance Company, which was previously eliminated in consolidation and represents additional redeemable Preferred Stock.
(e)	This adjustment represents the $40.9 million of DBM Global Intermediate Holdings, Inc. Preferred Stock owned by Continental General Insurance Company, which was previously eliminated in consolidation and represents redeemable non-controlling interest that is accounted for as a mezzanine equity instrument.
(f)	This adjustment represents the loss arising from the sale of CGI. This estimated loss has not been reflected in the pro forma consolidated statement of operations as it is not included in continuing operations.
	Net proceeds (as noted in item (a))	$89.2 million
	Net book value of HC2's investment in Insurance segment immediately prior to the transfer of assets and cash related to the closing of the transaction	$507.6 million
	Less: Accumulated other comprehensive income	$220.5 million
	Net assets sold	$287.1 million
	Estimated loss on sale (Net proceeds less net assets sold)	($197.9 million)

3.     Unaudited Pro Forma Statements of Operations Adjustments

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma consolidated statements of operations for the three months ended March 31, 2021 and the audited consolidated statement of operations for the year ended December 31, 2020 are as follows:

(g)	As of March 31, 2021, all activity related to the Insurance segment was classified as discontinued operations and presented on the Income (loss) from discontinued operations line item. As such, no incremental adjustments were required.
(h)	This adjustment reflects the elimination of net investment income, unrealized gains (losses), and life, accident and health earned premiums, net of the Insurance segment.
(i)	This adjustment reflects the elimination of policy benefits, changes in reserves, and commissions of the Insurance segment.
(j)	This adjustment reflects the elimination of operating and administrative expenses of Insurance segment. Not included in the pro-forma results are anticipated savings due to costs that may be reduced or eliminated.
(k)	This adjustment reflects the elimination of depreciation and amortization expense, including negative Value of Business Acquired ("VOBA") amortization, of the Insurance segment. VOBA is a liability that reflects the estimated fair value of in-force contracts in a life insurance company acquisition less the amount recorded as insurance contract liabilities. It represents the portion of the purchase price that is allocated to the value of the rights to receive future cash flows from the business in force at the acquisition date. A VOBA liability (negative asset) occurs when the estimated fair value of in-force contracts in a life insurance company acquisition is less than the amount recorded as insurance contract liabilities. Amortization of negative VOBA reflects an increase to net income.
(l)	This adjustment reflects the elimination of other income of the Insurance segment.
(m)	This adjustment reflects the elimination of income tax expense of the Insurance segment.
(n)
Earnings per share ("EPS") is calculated using the two-class method, which allocates earnings among common stock and participating securities to calculate EPS when an entity's capital structure includes either two or more classes of common stock or common stock and participating securities. Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities. As such, shares of any unvested restricted stock of the Company are considered participating securities. The dilutive effect of options and their equivalents (including non-vested stock issued under stock-based compensation plans), is computed using the "treasury" method as this measurement was determined to be more dilutive between the two available methods in each period.

The Company had zero dilutive common share equivalents during the three months ended March 31, 2021, due to the results being a loss from continuing operations, net of tax.

The following table presents a reconciliation of net loss used in basic and diluted EPS from continuing operations, reflecting the Insurance Disposition (in millions, except per share amounts):

	Three Months Ended March 31, 2021
	As Filed	Pro Forma Adjustments	(o)	Total Pro Forma
Loss from continuing operations	$(42.9)	$—		$(42.9)
Loss attributable to noncontrolling interest and redeemable noncontrolling interest from continuing operations	2.8	—		2.8
Loss income from continuing operations attributable to the Company	(40.1)	—		(40.1)
Less: Preferred dividends, deemed dividends and repurchase gains	0.4	—		0.4
Loss from continuing operations attributable to HC2 common stockholders	$(40.5)	$—		$(40.5)

Earnings allocable to common shares:
Participating shares at end of period:
Weighted-average common stock outstanding	76.9			76.9
Unvested restricted stock	0.4			—
Preferred stock (as-converted basis)	2.6			—
Total	79.9			76.9

Percentage of income (loss) allocated to:
Common stock	96.2%			100.0%
Unvested restricted stock	0.5%			—%
Preferred stock	3.3%			—%

Net loss from continuing operations attributable to common stock, diluted	$(39.0)			$(40.5)

Denominator for basic and dilutive earnings per share:
Weighted average common shares outstanding - basic	76.9			76.9
Effect of assumed shares for stock options, restricted shares and convertible instruments	—			—
Weighted average common shares outstanding - diluted	76.9			76.9

Loss per share - continuing operations
Basic:	$(0.51)			$(0.53)
Diluted:	$(0.51)			$(0.53)

(o)
As of March 31, 2021, all activity related to the Insurance segment was classified as discontinued operations and presented on the Income (loss) from discontinued operations line item. As such, no incremental adjustments were required.

The Company had no dilutive common share equivalents during the year ended December 31, 2020, due to the results of operations being a loss from continuing operations, net of tax.

The following table presents a reconciliation of net loss used in basic and diluted EPS from continuing operations, reflecting the Insurance Disposition (in millions, except per share amounts):

	Year Ended December 31, 2020
	As Filed	Pro forma Adjustments		Total Pro Forma
Loss from continuing operations	$(38.3)	$(32.3)		$(70.6)
Loss attributable to noncontrolling interest and redeemable noncontrolling interest from continuing operations	(5.6)	(0.5)	(p)	(6.1)
Loss income from continuing operations attributable to the Company	(43.9)	(32.8)		(76.7)
Less: Preferred dividends, deemed dividends and repurchase gains	3.6	—		3.6
Loss from continuing operations attributable to HC2 common stockholders	$(47.5)	$(32.8)		$(80.3)

Earnings allocable to common shares:
Numerator for basic and diluted earnings per share
Participating shares at end of period:
Weighted-average common stock outstanding	50.3			50.3
Unvested restricted stock	—			—
Preferred stock (as-converted basis)	0.4			0.4
Total	50.7			50.7

Percentage of loss allocated to:
Common stock	99.2%			99.2%
Unvested restricted stock	—%			—%
Preferred stock	0.8%			0.8%

Numerator for earnings per share, basic:
Net loss from continuing operations attributable to common stock, basic	$(47.1)			$(79.7)

Net loss from continuing operations attributable to common stock, diluted	$(47.5)			$(80.3)

Denominator for basic and dilutive earnings per share
Weighted average common shares outstanding - basic	50.3			50.3
Effect of assumed shares under treasury stock method for stock options and restricted shares and if-converted method for convertible instruments	0.4			0.4
Weighted average common shares outstanding - diluted	50.7			50.7

Loss per share - continuing operations
Basic:	$(0.94)			$(1.58)
Diluted:	$(0.94)			$(1.58)

(p)	This adjustment reflects the adjustments to non-controlling interest related to intercompany activity between the Insurance segment and HC2's Infrastructure and Spectrum segments.